Exhibit 99.1

MusclePharm Announces Selected Preliminary Fourth Quarter 2015 Results

Net Revenue of approximately $41 million and Gross Margins of approximately 35%

Denver, CO –March 1, 2016– MusclePharm Corporation (OTCQB: MSLP) (“MusclePharm” or the “Company”), a scientifically-driven, performance lifestyle sports nutrition company, today announced selected preliminary financial results for the fourth quarter ended December 31, 2015.

Selected Preliminary Financial and Operating Highlights for Fourth Quarter 2015

•	Net revenue of approximately $41 million, an increase of approximately $7 million compared to $34 million for the third quarter 2015, or 21% increase sequentially quarter-over-quarter and an increase of approximately $8 million compared to $32.7 million for the fourth quarter 2014, or 26% increase year-over-year.

•	Gross margin increased to approximately 35% an increase of approximately 4 percentage points compared to 31% for the third quarter 2015, and an increase of approximately 12 percentage points compared to 23% for the fourth quarter 2014.

•	Supply chain improvement: fill rates increased to approximately 85%, compared to 55%, sequentially quarter-over-quarter.

"We are pleased with the results of our business in the fourth quarter and the positive momentum we have built in revenue, gross margins, and supply chain improvements." said Ryan Drexler, MusclePharm's chairman. "I am pleased to see improved stability in the business, as we continue to build a sustainable and profitable business. We are building strong relationships with our key partners, in both the supply chain as well as our retailers that we believe are making the business stronger and healthier. We remain committed to acting in the best interest of our shareholders and maximizing shareholder value."

Recent Highlights

•	Executed a $10 million financing with Prestige Capital on January 11, 2016 to address liquidity concerns.

•	Launched MusclePharm Combat 100% Whey™ in December 2015, an ultra-premium blend containing 100% whey protein developed to support lean muscle maintenance and nutrient replenishment, fueling muscle recovery and performance.

•	Announced exploration of selling subsidiary Biozone Laboratories.

About MusclePharm Corporation

MusclePharm® is a scientifically-driven, performance lifestyle company that develops, manufactures, markets and distributes branded nutritional supplements. The Company offers a range of powders, capsules, tablets and gels. Its portfolio of recognized brands includes MusclePharm® Sport Series, Black Label and Core Series, Arnold Schwarzenegger Series™ and FitMiss™, which are available in more than 120 countries—over 45,000 retail outlets worldwide. The clinically-proven supplements are developed through a six-stage research process utilizing the expertise of leading nutritional scientists, doctors and universities. MusclePharm is the innovator of the sports nutrition industry. For more information, visit http://www.musclepharm.com. To sign up to receive MusclePharm news via email, please visit http://ir.musclepharmcorp.com/email-alerts.

Preliminary Financial and Operating Results

The preliminary financial and operating results contained in this release are unaudited preliminary numbers that are subject to finalization. The Company has not completed its quarter and year-end closing and review process and the audit process for its full year financial statements with its independent registered public accounting firm. The final results for the fourth quarter and fiscal 2015 results may vary materially from the preliminary financial and operating information included in this press release.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the Company’s business. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, the Company’s Quarter Reports on Form 10-Q and other filings submitted by the Company to the Securities and Exchange Commission, copies of which may be obtained from the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

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Investors:

MusclePharm Investor Relations

303-396-6100

investors@musclepharm.com